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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 March 30, 2005

                                TriCo Bancshares
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             (Exact name of registrant as specified in its charter)


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         California                                           0-10661                                               94-2792841
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(State or other jurisdiction of                        (Commission File No.)                                     (I.R.S. Employer
incorporation or organization)                                                                                  Identification No.)
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63 Constitution Drive, Chico, California                                                                           95973
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(Address of principal executive offices)                                                                         (Zip Code)
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Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events
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Richard P. Smith, President and Chief Executive Officer of TriCo Bancshares (the
"Company"), has informed the Company that on March 30, 2005, he entered into a written stock trading plan intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Rule 10b5-1 allows directors and officers of public companies to adopt a prearranged plan or contract for the sale of securities under specified conditions and at specified times and may be used to diversity investment portfolios over a period of time.



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The plan provides that Mr. Smith may sell up to 37,500 shares of the Company's common stock, which may include up to 37,500 shares issuable upon the exercise of options expiring in June 2005. The underlying stock options were granted to Mr. Smith in 1995 and must be exercised by June 13, 2005 or they become invalid. The plan provides that Mr. Smith's stockbroker may sell a certain number of shares per week at specified market prices, subject to certain specified limitations, commencing on April 4, 2005 and ending on June 13, 2005. Mr. Smith entered into the plan to implement an orderly process to exercise and sell options that would soon expire and to help pay the related fees, commissions and taxes.

Mr. Smith currently reports beneficial ownership of 525,386 shares of the Company's common stock including vested and non-vested stock options, but excluding shares held by the Company's ESOP of which Mr. Smith is a trustee. The 37,500 shares to be sold by Mr. Smith pursuant to the plan represent approximately 7% of his shareholdings.

The Company's Policy Concerning Trading in Company Securities permits executive officers and directors to establish prearranged trading plans to govern the sale of Company stock over a predetermined period of time. Individuals may create these plans when they do not possess material inside information. Mr. Smith established this plan during one of the Company-established trading windows during which executive officers and directors may trade in Company securities.

Mr. Smith has confirmed to the Company that, as required by securities laws, he will promptly publicly disclose any option exercises and/or stock sales made under the plan. Except as may be required by law, the Company does not undertake to report plans by other Company officers or directors, nor to report modifications, terminations, transactions or other activities under Mr. Smith's plan or the plans of any other officer or director.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             TRICO BANCSHARES

Date: March 30, 2005    By:  /s/ Thomas J. Reddish
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                             Thomas J. Reddish, Executive Vice President and
                             Chief Financial Officer (Principal Financial and
                             Accounting Officer)